Exhibit 24.1

Power Of Attorney

Each of the undersigned directors of Lighting Science Group Corporation, a Delaware corporation (the “Company”), does hereby severally constitute and appoint Richard Weinberg, John T. Stanley and Gregory T. Kaiser, and each of them, to his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do or cause to be done any and all acts and things and to execute any and all instruments and documents, in his name and on his behalf in any and all capacities, which said agent or agents, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock of the Company (the “Securities”) including specifically, but without limitation, power and authority to sign for him in his name as director of the Company, the Registration Statement on Form S-1 to which this power of attorney is filed as an exhibit, a registration statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such registration statement or any other appropriate form or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several states or other jurisdictions; and the undersigned does hereby ratify all that said agents, or any of them, shall do or cause to be done by virtue thereof.

This Power of Attorney shall be effective as of the signature dates set forth below and it shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said agents, or any of them.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date(s) set forth below.

Name	Signature	Date

Robert E. Bachman	/s/ Robert E. Bachman	1/13/2011

David Bell	/s/ David Bell	1/13/2011

Charles Darnell	/s/ Charles Darnell	1/13/2011

Donald R. Harkleroad	/s/ Donald R. Harkleroad	1/13/2011

Michael W. Kempner	/s/ Michael W. Kempner	1/13/2011

T. Michael Moseley

Leon Wagner	/s/ Leon Wagner	1/13/2011

Richard Weinberg	/s/ Richard Weinberg	1/13/2011